BIRMINGHAM STEEL
                                   CORPORATION

                                                            September 11, 1998


Dear Stockholder:

          You are invited to attend the Annual Meeting of Stockholders of your Company, which will be held on Tuesday, October 13, 1998, at 10:00 A.M., local time, at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama.

         The formal notice of the meeting and the proxy statement appear on the following pages and describe the matters to be acted upon. Time will be provided during the meeting for discussion and you will have an opportunity to ask questions about your Company.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed notice of the meeting and proxy statement, please sign, date and return the enclosed proxy at your earliest convenience. Return of the signed and dated proxy card will not prevent you from voting in person at the meeting should you later decide to do so.

                                           Sincerely,


                                           Robert A. Garvey
                                           --------------------
                                           Robert A. Garvey
                                           Chairman of the Board and
                                           Chief Executive Officer

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held October 13, 1998


         The Annual Meeting of Stockholders of Birmingham Steel Corporation (the "Company") will be held at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, on Tuesday, October 13, 1998, at 10:00 A.M., local time, for the following purposes:

         (1) To elect nine directors, each to serve until the next Annual Meeting of Stockholders and until his successor has been elected and qualified;

         (2) To approve and ratify the selection of Ernst & Young LLP as the independent auditors for the Company and its subsidiaries for the fiscal year ending June 30, 1999; and

         (3) To transact such other business as may, in accordance with the Company's bylaws, be properly brought before the meeting or any adjournment or postponement thereof.

         Only stockholders of record at the close of business on August 21, 1998 are entitled to notice of and to vote at the meeting or any adjournments thereof.

         Please sign and date the enclosed proxy and return it promptly in the enclosed reply envelope. If you are able to attend the meeting, you may, if you wish, revoke the proxy and vote personally on all matters brought before the meeting.

                                      By Order of the Board of Directors,


                                      Catherine W. Pecher
                                      -------------------------
                                      Catherine W. Pecher
                                      Vice President and Secretary

Birmingham, Alabama
September 11, 1998

                          BIRMINGHAM STEEL CORPORATION

                                 PROXY STATEMENT

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Birmingham Steel Corporation, a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting.

         All proxies in the enclosed form that are properly executed and received by the Company prior to or at the Annual Meeting and not revoked will be voted at the Annual Meeting or any adjournments thereof in accordance with the instructions thereon, or, if no instructions are made, will be voted FOR approval of proposals 1 and 2 set forth in the Notice of Annual Meeting. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy,
(ii) duly executing a subsequently dated proxy relating to the same shares and delivering it to the Secretary of the Company before the Annual Meeting, or
(iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to Birmingham Steel Corporation, 1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242,
Attention: Catherine W. Pecher, Secretary, or hand delivered to the Secretary at or before the taking of the vote at the Annual Meeting. A stockholder may abstain or withhold his or her vote (collectively, "abstentions") with respect to each item submitted for stockholder approval. In addition, brokers and other nominees may not be entitled to vote shares held in "street name" on certain non-routine items absent customer instructions (known as a "broker nonvote"). Shares represented by proxies indicating abstentions and broker nonvotes, if any, will be counted as present for purposes of determining the existence of a quorum. Because the election of directors is determined by the votes cast at the meeting, abstentions and broker nonvotes, if any, will not affect such election. However, since other matters that come before the Meeting may require the affirmative vote of a majority of all shares outstanding, and not just those represented at the meeting, abstentions and broker nonvotes, if any, will have the effect of a vote against those proposals.

         The mailing address of the principal executive offices of the Company is 1000 Urban Center Drive, Suite 300, Birmingham, Alabama 35242. This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being mailed to stockholders on or about September 11, 1998.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting is August 21, 1998 (the "Record Date"). At the close of business on the Record Date, 29,536,303 shares of common stock, par value $.01 per share, of the Company (the "Common Stock") were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote with respect to each matter to be voted on at the Annual Meeting.

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock, as of the Record Date, by (i) persons known to the Company to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each executive officer included in the Summary Compensation Table, and (iv) all directors and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all outstanding shares of Common Stock shown as beneficially owned by them.

            Name of
      Beneficial Owner or          Number of Shares
       Number of Persons             Beneficially        Percent
          in Group                    Owned              of Class
----------------------------       -------------------  ----------
The Prudential Insurance                 2,996,105(1)     10.1%
Company of America

Merrill Lynch & Co., Inc.,               2,658,100(2)      9.0%
et al.

Brinson Partners, Inc., et al.           2,345,065(3)      7.9%

Robert A. Garvey                           142,208(4)       *

William R. Lucas, Jr.                       51,908(5)       *

Jack R. Wheeler                             43,409(6)       *

Frederick J. Rocchio, Jr.                   42,074(7)       *

C. Stephen Clegg                         20,055(8)(9)       *

Joseph Alvarado                            19,862(10)       *

E. Mandell de Windt                         13,702(9)       *

E. Bradley Jones                            13,500(9)       *

Harry Holiday, Jr.                          12,000(9)       *

T. Evans Wyckoff                            10,424(9)       *

William J. Cabaniss, Jr.                     9,345(9)       *

Alfred C. DeCrane, Jr.                          2,000       *

Richard de J. Osborne                           1,000       *

Directors and executive
officers of a
group  (13 persons)                          389,487(11)    1.3%

*        Less than 1%

                              (footnotes appear on following page)

(1) This information was taken from a Schedule 13G/A filed by The Prudential Insurance Company of America on February 9, 1998 reflecting information as of December 31, 1997. The amount shown includes sole voting power with respect to 3,750 shares, shared voting power with respect to 2,992,355 shares, sole dispositive power with respect to 3,750 shares, and shared dispositive power with respect to 2,992,355 shares.

(2) This information was taken from a Schedule 13G/A filed by Merrill Lynch & Co., Inc. and certain related affiliates including Merrill Lynch Asset Management L.P., Merrill Lynch Capital Fund, Inc., Merrill Lynch Group, Inc. and Princeton Services, Inc. on February 4, 1998 reflecting information as of December 31, 1997. The amount shown represents shared voting and dispositive powers by the reporting persons.

(3) This information was taken from a Schedule 13G/A filed by Brinson Partners, Inc. and certain related parties, including Brinson Trust Company, Brinson Holdings, Inc., SBC Holding (USA), Inc. and Swiss Bank Corporation, on February 10, 1998 reflecting information as of December 31, 1997. The amount shown represents shared voting and dispositive powers by the reporting persons.

(4) Includes 25,158 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan, 24,000 shares of Restricted Stock awarded under the 1990 Management Incentive Plan, 2,645 shares held in the Company's 401(k) Plan, and 33,334 shares subject to stock options.

(5) Includes 2,000 shares of Restricted Stock awarded under the 1990 Management Incentive Plan, 2,402 shares held in the Company's 401(k) Plan, and 3,950 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan. Also includes 500 shares owned by Mr. Lucas' spouse and 36,000 shares subject to stock options.

(6) Includes 30,000 shares subject to stock options and 6,080 shares issued under the 1995 Stock Accumulation Plan.

(7)      Includes  3,000  shares  of  Restricted  Stock  awarded  under the 1990
         Management   Incentive   Plan,   2,710  shares  under  the  1995  Stock
         Accumulation Plan, and 36,000 shares subject to stock options.

(8) Includes 9,555 shares held in the Frakes-Clegg Family 1984 Trust under the trusteeship of Robert W. Neiman. Mr. Clegg and the trustee may be deemed to share voting and investment powers with respect to these shares.

(9) Includes 1,500 shares subject to stock options granted under the 1996 Director Stock Option Plan.

(10) Includes 6,000 shares of Restricted Stock awarded under the 1990 Management Incentive Plan, 1,412 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan, 1,488 shares held in the Company's 401(k) plan, and 10,000 shares subject to stock options.

(11) Includes an aggregate of (i) 145,334 shares subject to stock options held by certain officers of the Company, (ii) an aggregate of 6,535 shares held in the Company's 401(k) Plan, (iii) an aggregate of 35,000 shares of Restricted Stock awarded under the 1990 Management Incentive Plan, (iv) an aggregate of 39,310 shares of Restricted Stock issued under the 1995 Stock Accumulation Plan, and (v) an aggregate of 9,000 shares subject to options granted under the Company's 1996 Director Stock Option Plan.


         The Company is not aware of any arrangement, including any pledge of securities of the Company, which at a subsequent date could result in a change of control of the Company.

                                         AGENDA ITEM ONE
                                      ELECTION OF DIRECTORS

         Nine directors are to be elected at the Annual Meeting, each to hold office until the next Annual Meeting and until his successor has been duly elected and qualified. Proxies received from stockholders, unless directed otherwise, will be voted FOR the election of the following nominees: Robert A. Garvey, E. Mandell de Windt, C. Stephen Clegg, E. Bradley Jones, Harry Holiday, Jr., William J. Cabaniss, Jr., T. Evans Wyckoff, Richard de J. Osborne and Alfred C. DeCrane, Jr. If any nominee is unable to stand for election, the persons named in the proxy may vote the same for a substitute nominee. All of the nominees are currently directors of the Company. The Company is not aware that any nominee is or will be unable to stand for re-election. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

         In August 1993, the Board of Directors approved a mandatory retirement policy for its members, pursuant to which any person serving as a director of the Company who attains age 75 shall retire from the Board of Directors upon the expiration of his or her term of office at the next succeeding annual meeting of stockholders; provided, however, that each incumbent director of the Company serving at the date of adoption of the new policy will not be subject to mandatory retirement, and may continue to serve as a director notwithstanding the attainment of age 75.

         Set forth below is the name, age, position with the Company, present principal occupation or employment and five-year employment history of each of the nominees for director of the Company.

  Name and Year First
     Became Director                          Business Experience
---------------------    ------------------------------------------------------
Robert A. Garvey         Chairman of the Board and Chief Executive Officer of
      1996               the Company since January 5, 1996; President of North
   (Age 60)              Star Steel Co. from 1984 to 1996.


E. Mandell de Windt      Chairman of the Executive Committee of the Board of
     1985                Directors of the Company since July 1991; Chairman of
   (Age 77)              the Board of the Company from January 1985 to July
                         1991; Retired; Chairman of the Board and Chief
                         Executive Officer of Eaton Corporation, a diversified manufacturing concern, from 1969 to April 1986.

C. Stephen Clegg         Chairman of the Board and Chief Executive Officer of
      1985               Diamond Home Services, Inc., a contractor of installed
    (Age 48)             home improvement products,and Midwest Spring
                         Manufacturing Company, a manufacturer of specialty springs, wireforms and metal stamping products;
                         director of Ravens Metals, Inc.

E. Bradley Jones         Retired; Chairman of the Board and Chief Executive
     1988                Officer of LTV Steel Company from June 1984 to December
    (Age 70)             1984; Chairman and Chief Executive Officer of Republic
                         Steel Corporation (merged with The LTV Corporation in
                         June  1984)  from July 1982 to June 1984; director of
                         TRW  Inc., RPM,Inc.and Consolidated Rail Corporation;
                         Trustee of Fidelity Funds and The Cleveland Clinic
                         Foundation.

Harry Holiday, Jr.       Retired; Chairman of the Board from 1982 to 1986 and
    1991                 Chief Executive Officer from 1979 to 1985 of ARMCO,
   (Age 75)              Inc., a producer of specialty flat-rolled stainless,
                         electrical and galvanized steel.

William J. Cabaniss, Jr. President of Precision Grinding,Inc.,a metal machining
     1993                company serving metal machining industries in the
    (Age 60)             Southeast, since 1971; director of Protective Life
                         Corporation.

T. Evans Wyckoff         Retired; Chairman of the Board of Aero-Go, Inc., a
     1993                manufacturer of air cushion devices,from 1969 to 1993;
    (Age 73)             President of Wyco Corporation, a private investment
                         company, since 1983; President of Arvee Orchards, Inc.
                         since 1991.

Richard de J. Osborne    Chairman of the Board and Chief Executive Officer of
     1998                ASARCO Incorporated, a leading producer of nonferrous
   (Age 64)              metals; Chairman of the Board of Southern Peru Copper
                         Corporation; director of Schering-Plough Corporation,
                         The BFGoodrich Company,  The Tinker Foundation and
                         NACCO Industries, Inc.

Alfred C.DeCrane, Jr.    Retired; Chairman of the Board and Chief Executive
     1998                Officer of Texaco, Inc., an explorer, producer and
    (Age 67)             marketer of oil and natural gas, from January 1987 to
                         July 1996; director of CIGNA Corporation, Inc.,
                         Bestfoods,Corn Products International, Inc. and Harris
                         Corporation.


         The Board of Directors held fourteen meetings, including one action by unanimous written consent, during the fiscal year ended June 30, 1998. During fiscal 1998, each incumbent director attended at least 85% of the aggregate number of meetings of the Board and of committees of the Board on which he served.

         The Company has Audit, Executive, Nominating, Environmental Affairs & Safety, Finance, and Compensation and Stock Option Committees of the Board of Directors.

         The members of the Audit Committee are Messrs. Clegg, Cabaniss, Holiday and Wyckoff, along with George A. Stinson, a current director who is not a nominee for election. The principal functions of the Audit Committee are to make recommendations to the Board as to the engagement of independent auditors, to review the scope of the audit and audit fees, to discuss the results of the audit with the independent auditors and determine what action, if any, is required with respect to the Company's internal controls, and to make a general review of developments and financial reporting and accounting. The Audit Committee held four meetings during fiscal 1998.

     The members of the Executive Committee are Messrs. de Windt, Garvey and Clegg, along with Reginald H. Jones, a current director who is not a nominee for election. The Executive Committee exercises all the powers of the Board of Directors during the intervals between meetings of the Board of Directors, with certain limitations set forth in the Company's Bylaws. The Executive Committee held three meetings during fiscal 1998.

     Messrs. de Windt, Clegg, Bradley Jones and Stinson are members of the Nominating Committee. The Nominating Committee makes recommendations to the Board of Directors respecting nominations for director prior to each annual meeting of stockholders. The Nominating Committee held two meetings during fiscal 1998.

         Messrs. Holiday, Cabaniss and Wyckoff are members of the Environmental Affairs & Safety Committee. The Environmental Affairs & Safety Committee monitors environmental and safety issues impacting the Company's operations and reviews and evaluates environmental compliance, safety performances, and processes at the Company's facilities. The Environmental Affairs & Safety Committee held two meetings during fiscal 1998.

         Messrs. Reginald Jones, Garvey, Cabaniss and Bradley Jones are members of the Finance Committee. The Finance Committee reviews and makes recommendations with respect to the Company's financial policies, including cash flow, borrowing and dividend policy and the financial terms of acquisitions and dispositions. Acting with the Executive Committee, it reviews and makes recommendations on significant capital investment proposals. The Finance Committee held four meetings during fiscal 1998.

         Messrs. Bradley Jones, Reginald Jones, de Windt and Stinson are members of the Compensation and Stock Option Committee. The Compensation and Stock Option Committee reviews and approves employment agreements, annual salaries, bonuses, profit participation, and other compensation of employees of the Company and its subsidiaries. This Committee also reviews the executive officers' and employees' performances and administers all stock-based and other benefit plans (unless otherwise specified in plan documents) affecting officers' direct and indirect remuneration. The Compensation and Stock Option Committee held four meetings during fiscal 1998.

         THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers, and persons who own more than 10% of the outstanding Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Common Stock of the Company held by such persons. Such officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations  that no other  reports were  required,  during  fiscal 1998 all
Section 16(a) filing requirements applicable to its officers and directors were satisfied, except that Mr. Rocchio, Executive Vice President-Development and Technology, filed a Form 4 late relating to a single transaction of 3000 shares.



                                     EXECUTIVE COMPENSATION

         The following table provides certain summary information for the fiscal years ended June 30, 1998, 1997 and 1996 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of the last fiscal year (hereinafter referred to as the "Named Executive Officers"). "Long-Term
Compensation" includes Restricted Stock awarded under the 1990 Management Incentive Plan ("1990 MIP") and Restricted Stock issued under the 1995 Stock Accumulation Plan ("SAP"). See footnotes (2), (7) and (8) to the Summary Compensation Table.

                                   SUMMARY COMPENSATION TABLE

                                                                      Long Term
                          Annual Compensation                         Compensation Awards
                      --------------------------------------------    -----------------------    -----------
                                                      Other Annual    Restricted     Options/    All Other
 Name and                      Salary      Bonus      Compensation      Stock         SARs       Compensation
 Principal Position    Year      ($)       ($)(1)         ($)          ($)(2)         (#)        ($)(3)
-------------------    ----   ----------  -------     ------------    -----------    --------    ------------
Robert A. Garvey(4)    1998   367,968(5)  -0-         -0-             122,665(8)      50,000     88,431
Chairman of            1997   371,506     240,005     143,005(6)      197,928(8)         -0-      6,422
the Board              1996   170,347     270,011     123,928(6)      951,916(7)(8)  100,000      4,274
and Chief
Executive
Officer

Joseph Alvarado (9)    1998   275,538(5)   67,507(5)        -0-         9,991(8)         -0-     44,909
  Executive Vice       1997    71,077      46,811           -0-       135,839(7)(8)   50,000      1,348
  President-
  Commercial

William R.             1998   214,856      27,004           -0-         4,007(8)      12,000     42,019
Lucas, Jr.             1997   170,654      99,011           -0-        39,924(8)      60,000      6,151
  Executive            1996   166,270         -0-           -0-       177,171(7)(8)      -0-      3,139
Vice President -
Administration
and General
Counsel

Frederick J.           1998   188,654(5)   21,603(5)        -0-         3,196(8)      12,000     40,111
Rocchio, Jr.(10)       1997   161,896      77,005           -0-        43,993(8)      60,000      5,941
  Executive            1996   114,462         -0-           -0-       102,690(7)         -0-      3,525
Vice President -
Development
and Technology

Jack R. Wheeler        1998   164,133(5)   16,202(5)        -0-         2,409(8)       5,000     33,093
  Vice President -     1997   146,346      48,603           -0-        17,185(8)      50,000      4,649
Plant                  1996   134,903         -0-           -0-        20,128(8)         -0-      5,916
Operations

--------------------------


(1) Represents cash incentive compensation accrued for the fiscal year (but paid in the subsequent fiscal year). Does not include amounts foregone in fiscal years 1998, 1997 and 1996 in connection with the receipt of shares of Restricted Stock under the SAP, which is reflected in the "Restricted Stock" column in the table above. See footnote (8) below.

(2) The value of the Restricted Stock awards shown in the table above reflects the number of shares awarded during the year indicated multiplied by the closing market price of the Company's unrestricted common stock on the date of the award (net of any consideration paid by the Named Executive Officer). The number and dollar value of all Restricted Stock holdings of the Named Executive Officers with respect to which the restrictions have not lapsed as of the Record Date, calculated using the closing market price of the Company's unrestricted common stock on June 30, 1998, were as follows: 49,158 shares ($608,330) by Mr. Garvey; 7,412 shares ($91,724) by Mr. Alvarado; 5,950 shares ($73,631) by Mr. Lucas; 5,710 shares ($70,661) by Mr. Rocchio; and 6,080 shares ($75,240) by Mr. Wheeler. Dividends are paid on shares of Restricted Stock.

(3) The compensation reported represents Company contributions to the 401(k) Plan, premiums for life insurance and contributions to the Birmingham Steel Corporation Executive Retirement and Compensation Deferral Plan (the "ERP/CDP"). The following information is provided with respect to the specific allocation of compensation shown in this column for the Named Executive Officers for the fiscal year ended June 30, 1998:



                                               Term and Whole
Name                          401(k) Plan      Life Insurance     ERP/CDP
-------------               -------------      --------------     ------------
Robert A. Garvey                $5,393             $7,042         $75,996
Joseph Alvarado                  7,585              4,570          32,754
William R. Lucas, Jr.            5,459              4,074          32,486
Frederick J. Rocchio, Jr.        5,438              4,723          29,950
Jack R. Wheeler                  5,366              5,914          21,813

(4)      Mr. Garvey joined the Company in January 1996.

(5) Includes amounts deferred by Named Executive Officers pursuant to the ERP/CDP.

(6) Consists solely of amounts paid to reimburse Mr. Garvey for loss on forfeiture of stock award from his previous employer during 1997 and lost profit sharing benefits from his former employer during 1996.

(7) Includes the value of Restricted Stock award(s) granted under the 1990 MIP on the date of such grant(s). Restricted Stock awards under the 1990 MIP are made in the discretion of the Compensation and Stock Option Committee of the Board of Directors, and recipients pay only a nominal consideration (par value) for the issuance of the Restricted Stock. Mr. Garvey's 1996 award (50,000 shares) was made on January 5, 1996, at a per share price of $17.125; 10,000 shares vested immediately and 40,000 shares vest over a five year period with 8,000 shares vesting on each anniversary. Mr. Alvarado's award (8,000 shares) was made on April 14, 1997, at a per share price of $16.125, and vests in equal increments of one-fourth over four years. Mr. Lucas' 1996 award (8,000 shares) was made on August 4, 1995, at a per share price of $19.75, and vests in equal increments of one-fourth over four years; Mr. Rocchio's 1996 award (6,000 shares) was made on October 16, 1995, at a per share price of $17.125, and vests in equal increments of one-fourth over four years.

(8) Includes the value of Restricted Stock issued under the SAP in lieu of cash compensation to which the Named Executive Officer would otherwise be entitled on the date of such issuance. Each of the Named Executive Officers is required to take 10% of his bonus in shares of Restricted Stock under the terms of the SAP, and may elect to take up to 20% of his base compensation and 50% of his cash bonus in shares of Restricted Stock. Shares of Restricted Stock under the SAP are issued at a 25% discount to the market, but the amounts shown include the full market value of the shares issued. The shares are restricted from transfer for a period of three years from the date of issuance. The amount of cash compensation from both salary and bonus foregone by the Named Executive Officers by participating in the plan was as follows: Mr. Garvey: 1998
         - $91,992,  1997 - $148,554 and 1996 - $72,126;  Mr.  Alvarado:  1998 -
         $7,493 and 1997-$5,189;  Mr. Lucas:  1998 - $2,996,  1997 - $30,026 and
         1996 - $14,442;  Mr. Rocchio:  1998 - $2,397, 1997 - $32,995 and 1996 -
         $0; and Mr. Wheeler: 1998 - $1,798, 1997 - $12,923, and 1996 - $15,096.
         Such amounts are not included in the "Salary" or "Bonus" columns in the table above.

(9)      Mr. Alvarado joined the Company in March 1997.

(10)     Mr. Rocchio joined the Company in October 1995.


Stock Option Plan

         The following table provides certain information concerning individual grants of stock options under the Company's 1986 Stock Option Plan, the 1990 MIP and the 1997 Management Incentive Plan (the "1997 MIP") made during the fiscal year ended June 30, 1998, to each of the Named Executive Officers:



                                OPTION GRANTS IN LAST FISCAL YEAR




                                                                  Potential
                                                             Realizable Value at
                                                              Assumed Annual
                                                            Rates of Stock Price
                                                                 Appreciation
               Individual Grants                               for Option Term
          ------------------------------------------------    ------------------
           Number of      % of Total
           Securities     Options/SARs   Exercise
           Underlying     Granted to     or Base  Expira-
           Options/SARs   Employees In   Price     tion
Name       Granted (#)    Fiscal Year    ($/Sh)    Date        5%($)    10%($)
--------- -------------   ------------   -------  -------    --------  ---------

Robert A.   50,000           23%         18.625   9/02/07     585,658  1,484,173
Garvey

William
R. Lucas,
Jr.         12,000            6%         18.625   9/02/07     140,558    356,201

Frederick
J.Rocchio,
Jr.         12,000            6%         18.625   9/02/07     140,558    356,201


Jack R.
Wheeler      5,000            2%         18.625   9/02/07      58,566    148,417

----------

(1) These options vest equally over a five year period beginning with the first anniversary from the grant date and every anniversary thereafter.

         The following table provides certain information concerning each exercise of stock options during the fiscal year ended June 30, 1998 by each of the Named Executive Officers, and the fiscal year-end value of unexercised options held by such persons, under the Company's 1986 Stock Option Plan, the 1990 MIP, and the 1997 MIP.

                         Aggregated Option Exercises in Last Fiscal Year
                                and Fiscal Year-End Option Values


                                               Number of
                                              Securities            Value of
                                              Underlying        Unexercised in-
                                             Unexercised           the-Money
                                             Options/SARs         Options/SARs
                                             at FY-End (#)        at FY-End ($)

                    Shares
                    Acquired       Value      Exercisable/      Exercisable/
Name               On Exercise   Realized($)  Unexercisable  Unexercisable (1)
-------------      -----------   -----------  --------------  -----------------

Robert A. Garvey      -0-           -0-       33,334/116,666      -0-/-0-

Joseph Alvarado       -0-           -0-        10,000/40,000      -0-/-0-

William R.
Lucas, Jr.            -0-           -0-        24,000/48,000      -0-/-0-

Frederick J.
Rocchio, Jr.          -0-           -0-        24,000/48,000      -0-/-0-

Jack R. Wheeler       -0-           -0-        20,000/35,000      -0-/-0-


----------

(1) The stock options were granted under the 1986 Stock Option Plan, the 1990 MIP, and the 1997 MIP. The fair market value of the Common Stock at June 30, 1998 was $12.375 per share. The actual value, if any, an executive may realize will depend upon the amount by which the market price of the Company's Common Stock exceeds the exercise price when the options are exercised.


Management Security Plan

         The Company established the Birmingham Steel Corporation Management Security Plan (the "MSP") effective June 1, 1986. The Compensation and Stock Option Committee has the right to amend the MSP, provided that any amendment does not deprive any participant or beneficiary of any benefit which had accrued prior to the effective date of the amendment. Effective July 1, 1997, the Company amended and restated the MSP to constitute the ERP/CDP. The MSP provided certain officers and key employees with fixed benefits payable in equal monthly installments upon retirement or death. The present value of each participant's MSP benefit was credited to his or her account in the ERP/CDP, a non-qualified deferred compensation plan. The MSP opening balance fully vests after the participant completes five years of service and at least one year as a participant in the ERP/CDP. The Compensation and Stock Option Committee credited additional amounts to certain participants in such amounts necessary to fund fully the present value of such participant's projected benefit in the MSP in exchange for such participant's agreement to convert the MSP, a defined benefit plan, to the ERP/CDP. With respect to Messrs. Garvey and Wheeler, these special opening balance credits were $751,506 and $372,676, respectively. Such balances, as well as earnings thereon, vest in proportion to a participant's years as a participant divided by the lesser of five or the complete years of potential service in the ERP/CDP if the participant retires at the age of sixty-five.

Executive Retirement and Compensation Deferral Plan

         The ERP/CDP is a non-qualified deferred compensation plan pursuant to which the Named Executive Officers may defer compensation in amounts between 2% to 20% of bi-weekly base pay and 5% to 50% of bonus pay, which amounts are deemed to be credited to their accounts under the Plan. The retirement components for the ERP participants consist of ongoing Company contributions equal to 10% of eligible compensation, which contributions are deemed to be credited at the end of each quarter and are fully vested. Benefits under the ERP/CDP are unfunded and are payable from the Company's general assets. The amounts deferred by participants and amounts credited by the Company, as well as amounts credited under the predecessor MSP, including any special opening balances authorized by the Compensation and Stock Option Committee, are deemed to be invested based upon the investment directions suggested by the participants, subject to the Administrative Committee's approval of such. CDP accounts are deemed to be credited with bonus interest of 4% for those employed at the end of each plan year, which interest becomes 100% vested after five years from the date credited, except full vesting occurs in the event of a change of control or the participant's death, disability, attainment of the normal retirement age of sixty-five, or attainment of age sixty and completion of fifteen years of service. Upon normal retirement, benefits are paid based upon the method of distribution previously selected by the participant. A lump sum of the vested balance is paid upon other termination of employment. Upon death, all account balances plus twice the participant's annual base pay rate are paid to the participant's designated beneficiary.


Executive Severance Plan

         The Company's Board of Directors has adopted the Birmingham Steel Corporation Executive Severance Plan (the "Severance Plan"). Participation in the Severance Plan is limited to a select number of key members of management of the Company as designated by the Board of Directors, including the executive officers named in the Summary Compensation Table, and is designed to reassure participants in the event of a Change in Control (as defined below) of the Company, so that they can continue to focus their time and energy on business-related concerns rather than personal concerns. A Change in Control is defined as (i) the acquisition by any person, entity, or group of 15% or more of the combined voting power of the Company's outstanding securities; (ii) a change in the majority of the Board of Directors within a period of two consecutive years or less unless the new Directors were elected or nominated by at least two-thirds of the continuing Directors; or (iii) the consummation of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary through the purchase of assets, by merger, or otherwise. A participant is entitled to benefits under the Severance Plan if, within two years after a Change in Control, the participant's employment is terminated by the Company Without Substantial Cause or is voluntarily terminated by the participant for good reason ("Good Reason"). Termination "Without Substantial Cause" means a termination that is neither for Substantial Cause nor disability. "Substantial Cause" for purposes of the
Severance  Plan shall mean:  (i) a  participant's  felony  conviction;  (ii) the participant's failure to contest prosecution for a felony; or (iii) a participant's willful misconduct or dishonesty. "Good Reason" is defined as: (i) the assignment to the participant of duties that are materially inconsistent with the participant's position or a change in the participant's title or office without his or her consent; (ii) a reduction in the participant's salary or the Company's failure to increase the participant's salary by a specified percentage and by a specified date; (iii) a change in the participant's principal work location to a location more than 25 miles from his or her current principal work location; (iv) the Company's failure to maintain any benefit or compensation plan (collectively, "Plans") in which the participant was participating, a reduction of the participant's benefits under the Plans, or the failure to provide the participant with any fringe benefits or the same number of vacation days to which he or she was entitled prior to a Change in Control; (v) the Company's failure to pay the participant any compensation within seven days of its due date; (vi) the Company's failure to require any successor to the Company to assume the obligations pursuant to the Severance Plan; or (vii) any purported termination of the participant's employment by the Company in a manner inconsistent with the Severance Plan.

         The benefits provided under the Severance Plan following a Change in Control include a lump sum payment upon covered terminations equal to 200% of a participant's annual compensation ("Annual Compensation") for the year immediately preceding his or her termination. Annual Compensation for purposes of the Severance Plan means the total of all compensation, including wages, salary, bonuses, and any other benefit of monetary value, whether in the form of cash or otherwise, paid as consideration for the Participant's service to the Company, except for amounts paid by the Company in connection with a Participant's coverage under certain employee welfare benefit arrangements. Benefits under the Severance Plan also include the maintenance by the Company of all life insurance, accidental death and dismemberment insurance, and medical, dental and prescription drug plans in which the participant was entitled to participate for up to one year after a participant's termination following a Change in Control. The Severance Plan also requires the Company to provide participants with a lump-sum payment equal to any accrued but unpaid salary, bonuses, and other benefits.

         The Severance Plan is unfunded but contains provisions which allow for the creation of a trust to help ensure the payment of benefits under the Severance Plan.

Director Compensation

         For fiscal 1998 and pursuant to the Company's Directors' Compensation Plan, the Company awarded each non-employee director 1,500 shares of Company Common Stock as his annual retainer fee and paid each non-employee director $1,000 for each meeting of the Board of Directors or committee thereof ($1,500 to the Chairman of a committee) attended by such director, plus reasonable travel expenses. Directors who are also employees of the Company are not separately compensated for their services as a director.

Director Stock Option Plan

         The Company's Board of Directors has adopted and the stockholders have approved the Birmingham Steel Corporation Director Stock Option Plan (the "Director Plan"). The purpose of the Director Plan is to provide stock-based compensation to eligible directors of the Company in order to encourage the highest level of director performance and to promote long-term stockholder value. The Director Plan will provide such directors with a proprietary interest in the Company's success and progress through annual grants of options to purchase shares of the Company's common stock.

         Participation in the Director Plan is limited to company directors who are not employees of the Company or any of its subsidiaries. There are currently eight directors eligible to participate in the Director Plan. An aggregate of 100,000 shares of the Company's $.01 par value common stock is reserved for issuance under the Director Plan. Shares of common stock issuable under the Director Plan may be authorized and unissued shares or shares held in treasury. The Director Plan will be administered by the Company and the Compensation and Stock Option Committee of the Board of Directors of the Company.

         Under the Director Plan, on the date of each annual meeting of the Company's stockholders, each non-employee director will be granted, without the necessity of action by the Compensation and Stock Option Committee, a non-qualified stock option to purchase 1,500 shares of the Company's common stock at a purchase price equal to the fair market value per share of the common stock on such grant date.

         Each option granted under the Director Plan is exercisable for a period of ten (10) years beginning on the date of its grant. Except in the event of the death or disability of the director or in the event of a Change of Control or a Potential Change of Control (as defined in the Director Plan), an option may not be exercised during the first year after grant. In the event of termination of service of a director by reason of disability or death, any options held by such director under the Director Plan shall be immediately exercisable and may be exercised until the earlier of the expiration of the stated term of the option or the first anniversary of the death or disability of such director, as the case may be. In the event of termination of service of a director by reason of retirement, any options held by such director may thereafter be exercised (to the extent then exercisable) until the earlier of the expiration of the stated term of the option or the third anniversary of the effective date of the director's retirement. If a director who has retired dies while any option is still outstanding, the option may be exercised by the former director's legal representative until the earlier of the expiration of the stated term of the option or the first anniversary of the death of the former director.

Employment Agreements

     On January 5, 1996, the Company entered into an Employment Agreement with Robert A. Garvey, Chairman of the Board and Chief Executive Officer of the Company. See "REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION."


                   REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

Introduction

         The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is comprised of four non-employee directors. The Committee generally is responsible for the compensation and benefit plans for all employees and is directly accountable for evaluating and approving compensation and benefit plans, and payments and awards under those plans, for the Company's senior executives, including the Chief Executive Officer and the other Named Executive Officers. The Committee represents the stockholders' interests by ensuring an appropriate link exists between the Company's strategic goals, business performance, stockholder returns, and the executive compensation plans.

Compensation Philosophy

         The Company's compensation philosophy is to provide competitive wages and salaries with the opportunity to earn above-average compensation through performance-based incentives. The Committee believes that incentive compensation provides the best means of motivating and rewarding performance while providing necessary controls on cost. This philosophy is reflected in the Company's use of incentive compensation at virtually every level of the organization, not just in the executive ranks. In the case of production and supervisory employees, weekly incentives may be earned for exceeding base production levels. Executives may earn incentives based on Company profitability. In fiscal 1998, production and supervisory incentives averaged 28% of total compensation, and executive incentives averaged 7%. These percentages vary from year to year based on performance.

Compensation Policy

         The Company's executive compensation program is designed to achieve the following objectives:

         1. To attract, retain, motivate, and reward executives who have the skills and experience necessary to conceive and implement a successful business strategy.

         2. To recognize the individual contributions of the executives to stockholder value, as reflected in the profitability of the Company.

         3. To align the interests of the executives with those of the stockholders by linking a significant portion of executive compensation to the value of the Company's Common Stock through the award of stock incentives.

         To  accomplish  these  objectives,   the  Company  has  established  an
executive compensation program consisting of base salary, an annual cash incentive based on Company profitability, and long-term compensation plans which include stock options, stock appreciation rights, restricted stock, and deferred compensation. The Company's policies with respect to each element of the executive compensation program are discussed below.

Base Salaries

         To provide competitive base salaries while recognizing individual performance, the Company, with the approval of the Committee, establishes and maintains base salary ranges for salaried personnel. The competitiveness of the salary ranges is reviewed annually with the assistance of an independent consultant and through participation in salary surveys. The surveys used include nationally publicized data from a number of sources, including ECS Top
Management Report, Ernst & Young LLP Executive Compensation Report, Towers Perrin Cash Data Bank and The Conference Board Publication. The survey group is comprised of a broad base of manufacturers in many different industries, including the steel industry. Within this framework, executive salaries are determined based on individual performance, level of responsibility, and experience. The salary of the Chief Executive Officer is evaluated solely by the Committee. Salaries for the other Named Executive Officers are recommended by the Chief Executive Officer and reviewed and approved by the Committee. The salaries of the Named Executive Officers are listed in the Summary Compensation Table.

Discretionary Cash Bonus Plan

         The Company's Discretionary Cash Bonus Plan, which was established in fiscal 1986, has ensured that a portion of the total compensation of the executive officers is at risk with respect to the profitability of the Company. Under the plan, a bonus pool is created if the Company achieves a minimum return on capital as determined by the Committee ("the threshold return"). If the threshold return is achieved, the amount of the bonus pool is 2.5% of pre-tax earnings. The pool may be higher than 2.5% of pre-tax earnings if return on capital exceeds the threshold return. The amount of the bonus pool is determined according to a formula which corresponds with the Company's actual return on capital for the fiscal year. The plan authorizes adjustment of the pre-tax earnings used in this calculation to exclude the effects of interest expense and a portion of pre-operating and startup losses associated with the commencement of new operations.

         Once the bonus pool is established, individual bonuses are determined based on individual performances. The Committee determines the bonus to be awarded to the Chief Executive Officer using the performance goals established by the Committee under the Chief Executive Officer Incentive Compensation Plan (discussed below). Awards for all other key management, including the other Executive Officers, are recommended by the Chief Executive Officer and reviewed and approved by the Committee.

         The purpose of the cash bonus plan is to link directly a significant portion of executive compensation to Company profitability. Under the plan, executives and other key employees can earn annual cash incentives based upon Company profitability. The plan is intended to motivate executives to increase profitability and to reward them with respect to the Company's success. In keeping with the Company's compensation philosophy and the incentive plans in which the Company's other employees participate, the cash bonus plan provides executives the opportunity to earn significant bonuses, contingent upon profitable results.

         The allocations of bonus amounts among executive officers, while based on individual performance, are determined on a subjective basis. The Committee does not consider on a formal basis particular performance measures, but rather evaluates the overall performance of the individual officer giving due consideration to the Company's performance for the fiscal year.

         Bonus awards for fiscal 1998 will be paid by September 15, 1998, and represent compensation earned for the fiscal year ended June 30, 1998.

Long Term Incentive Plans

         The purpose of the Company's long-term incentive plans discussed below is to promote the Company's continued success by providing financial incentives to executives and other key employees to increase the value of the Company, as reflected in the price of its stock. By providing the opportunity to acquire a significant proprietary interest in the Company, the plans align the interests of the executives with those of the stockholders.

         Under the 1986 Stock Option Plan, the 1990 MIP and the 1997 MIP, each of which were approved by the Board of Directors and the stockholders of the Company, the Committee is authorized to make awards of stock options, stock appreciation rights, restricted stock, and other stock-related incentives. The Committee has the sole authority to select the officers and other key employees to whom awards may be made under these plans. Since the value of stock options and other stock awards is determined by the price of the Company's Common Stock, the Committee believes these awards benefit stockholders by linking a significant portion of executive compensation to the performance of the Company's stock. In addition, these awards enable the Company to attract and retain key employees and provide a competitive compensation opportunity.

         The 1997 MIP was submitted to and approved by the Company's stockholders at the 1997 annual meeting. The 1997 MIP is intended to be a continuation of the Company's incentive compensation program currently provided by the Company's 1986 Stock Option Plan and the 1990 MIP. The primary purposes for the 1997 MIP were to provide sufficient shares for the grant of future awards to officers and key employees of the Company and to comply with certain of the provisions of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order that certain compensation attributable to awards under the Company's management incentive program will qualify as performance-based compensation and therefore not be subject to the limitation on the deductibility of compensation set forth in Section 162(m) of the Code.

         In fiscal 1998, options were granted under the 1990 MIP and the 1997 MIP to four of the Named Executive Officers. During fiscal 1998, no Named Executive Officers exercised stock options.

         The SAP, which was approved by the Board of Directors in August 1995 and by the Company's stockholders in October 1995, provides for the issuance of Restricted Stock in lieu of the payment of cash compensation to officers and other key employees selected to participate in the plan. Under this plan, those employees who are under the age of 62 and who participate currently in the discretionary cash bonus plan must accept Restricted Stock in lieu of 10% of their annual cash bonus. In addition, employees who participate in the cash bonus plan may elect to receive Restricted Stock in lieu of cash of up to a maximum of 50% of their annual cash bonus and up to 20% of their base compensation. Eligible employees who are not participants in the discretionary cash bonus plan may elect to receive Restricted Stock in lieu of cash of up to 10% of their incentive compensation under an incentive compensation plan of the Company and up to 10% of their base compensation. The extent of participation in the SAP by the Named Executive Officers is reported in the Summary Compensation Table.

Chief Executive Officer Compensation

         In determining the compensation of the Chief Executive Officer, the Committee is guided by the Company's compensation philosophy, Company performance, and competitive practices. Robert A. Garvey, the Company's Chairman of the Board and Chief Executive Officer, is employed under the terms of an Employment Agreement providing for a base salary of $450,000 and certain other benefits. The term of the Agreement is five years, expiring January 5, 2001. In the event of termination without cause, Mr. Garvey would be entitled to (i) exercise all outstanding options which are exercisable or would become exercisable within one year after termination of employment, (ii) continue participation in the Company's pension and welfare benefit plans until the first anniversary of termination of employment, and (iii) receive payment in cash of $2,250,000 less the amount of base salary paid prior to termination. In the event of termination of employment in connection with a change in control of the Company as defined under the Agreement, Mr. Garvey would be entitled to the same benefits and payments as described for a termination without cause or the benefits he would be entitled to receive under the Severance Plan, whichever is greater. In the event of termination due to death or disability, Mr. Garvey would be entitled to the one-year acceleration of vesting described above with respect to stock options and continued participation in the Company's pension and welfare benefit plans for a period of one year.

The Chief Executive Officer Incentive Compensation Plan

         The Board of Directors has adopted and the stockholders have approved the Birmingham Steel Corporation Chief Executive Officer Incentive Compensation Plan (the "CEO Plan"). The purpose of the CEO Plan is to provide supplementary annual cash compensation to the Company's Chief Executive Officer in order to motivate and retain the Company's Chief Executive Officer and to assist the Company in reaching its financial and strategic objectives. The CEO Plan is intended to be qualified under Section 162(m) of the Code, and the regulations promulgated thereunder, and the CEO Plan was submitted to and approved by the stockholders in order to qualify CEO Plan compensation for exclusion from "applicable employee remuneration" as defined in Section 162(m).

         Section 162(m) of the Code provides generally that no deduction will be allowed to a publicly held corporation for "applicable employee remuneration" with respect to a "covered employee" (which includes the chief executive officer of the corporation) to the extent that the amount of such remuneration for the taxable year with respect to such employee exceeds $1 million. The term "applicable employee remuneration" does not include remuneration payable solely on account of the attainment of one or more performance goals, but only if (i) the performance goals are determined by a compensation committee of the board of directors of the taxpayer corporation which is comprised solely of two or more outside directors, (ii) the material terms under which the remuneration is to be paid, including the performance goals, are disclosed to stockholders and approved by a majority vote of the stockholders in a separate shareholder vote before the payment of such remuneration, and (iii) before any payment of such remuneration, the compensation committee certifies that the performance goals and any other material terms were in fact satisfied. Compensation paid pursuant to the CEO Plan is intended to be qualified for the foregoing exemptive treatment.

         Pursuant to the CEO Plan, no later than 75 days after the end of the Company's fiscal year for which an award is granted (the "Plan Year"), the Chief Executive Officer is entitled to receive a cash bonus award ("Award") based upon the accomplishment of specific performance goals established by the committee appointed by the Board of Directors (which shall be the Compensation and Stock Option Committee) (the "Committee") to administer the Plan. Not later than 90 days after the beginning of each Plan Year, the Committee shall establish (i) the performance goals for the Plan Year, (ii) the maximum cash value of the Award to be paid to the participant with respect to the Plan Year if all performance goals and other terms for such Plan Year are satisfied (the "Target Award"), and (iii) the method for computing the actual cash amount earned for a Plan Year by the participant if and to the extent that such goals are satisfied. The Target Award to be paid to the participant in a Plan Year may not, however, exceed 200% of the participant's total cash compensation for the given Plan Year. The committee shall establish the objective performance goals based on the following criteria: pre-tax earnings, stock price, return on average capital, and safety. Based on the level of achievement of the pre-established performance goals, the cash amount earned for a Plan Year by the participant shall be determined by the Committee for the Plan Year. No compensation was paid under the CEO Plan for the fiscal year ended June 30, 1998.

Summary

         The Company's executive compensation program encourages executives to increase profitability and stockholder value. The emphasis on incentive compensation for executives is consistent with the pay-for-performance policy applied throughout the Company. The Committee believes this approach provides competitive compensation and is in the best interests of the stockholders.

                           SUBMITTED BY THE COMPENSATION AND STOCK OPTION COMMITTEE OF THE BOARD OF DIRECTORS:

                           E. Bradley Jones, Chairman
                           Reginald H. Jones
                           George A. Stinson
                           E. Mandell de Windt

                              STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock against the cumulative total return of the Standard & Poor's ("S&P") 500 Stock Index and the S&P Steel Industry Group Index for the period of five years commencing on July 1, 1993 and ending on June 30, 1998. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 on July 1, 1993, and that all dividends were reinvested.

                                         AGENDA ITEM TWO
                       APPROVAL AND RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors of the Company has, subject to approval and ratification by the stockholders, selected Ernst & Young LLP as independent auditors for the Company for the fiscal year ending June 30, 1999. The Company has been informed that neither Ernst & Young LLP nor any of its partners has any direct or indirect financial interest in the Company or any of its subsidiaries, or has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         A representative of Ernst & Young LLP is expected to be present at the Annual Meeting. Such representative will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

         The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter shall be required to approve the selection of Ernst & Young LLP as independent auditors.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL AND RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.


                          STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

         Any proposal by stockholders of the Company intended to be presented at the Company's next Annual Meeting of Stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received, in proper form by the Company at its principal office for inclusion in the Company's Proxy Statement and form of proxy relating to such Annual Meeting, no later than May 14, 1999. If a proponent fails to notify the Company by August 14, 1999, but not earlier than July 15, 1999 (pursuant to the Company's bylaws), of a non-Rule 14a-8 shareholder proposal which it intends to submit at the Company's 1999 Annual Meeting of Stockholders, the proxy solicited by the Board of Directors with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matters.

                                             GENERAL

         The Board of Directors of the Company is not aware of any matters other than the aforementioned matters that will be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote thereon in accordance with their best judgment.

         The cost of preparing, printing and mailing this Proxy Statement and of the solicitation of proxies by the Company will be borne by the Company. Solicitation will be made by mail and, in addition, may be made by directors, officers and employees of the Company personally, or by telephone or telegram. The Company will request brokers, custodians, nominees, and other like parties to forward copies of proxy materials to beneficial owners of stock and will reimburse such parties for their reasonable and customary charges or expenses in this connection.

         The Company will provide to any stockholder of record, without charge, upon written request to its Corporate Secretary, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

         IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY IN THE REPLY ENVELOPE PROVIDED.


                                         By Order of the Board of Directors,


                                         Catherine W. Pecher
                                         -------------------
                                         Catherine W. Pecher
                                         Vice President and Secretary

                                         September 11, 1998

BIRMINGHAM STEEL CORPORATION

         This Proxy is solicited on behalf of the Board of Directors for use at the 1998 Annual Meeting of Stockholders to be held on October 13, 1998. The undersigned hereby appoints Robert A. Garvey and Catherine W. Pecher, and each of them, attorneys and proxies with full power of substitution, to vote in the name of and as proxy for the undersigned at the Annual Meeting of Stockholders of Birmingham Steel Corporation to be held on Tuesday, October 13, 1998, at 10:00 a.m. local time at The Wynfrey Hotel, 1000 Riverchase Galleria, Birmingham, Alabama, and at any adjournment thereof, according to the number of votes that the undersigned would be entitled to cast if personally present.

(1) To elect the following nominees as directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified:
Robert A. Garvey; E. Mandell de Windt; C. Stephen Clegg; E. Bradley Jones; Harry Holiday, Jr.; William J. Cabaniss, Jr.; T. Evans Wyckoff; Richard de J. Osborne; and Alfred C. DeCrane, Jr.

  ( ) FOR all nominees listed above (except as indicated to the contrary below)

------------------------------------------------------------------------------

  ( ) WITHHOLD AUTHORITY

(2) To approve and ratify the selection of Ernst & Young LLP as the independent auditors for the Company and its subsidiaries for the fiscal year ending June 30, 1999.

        ( ) FOR    ( ) AGAINST    ( )  ABSTAIN

(3) To consider and take action upon such other matters as may properly come before the meeting or adjournments or postponements thereof.

PROPERLY  EXECUTED  PROXIES WILL BE VOTED IN THE MANNER  DIRECTED HEREIN BY
THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE GIVEN, SUCH PROXIES WILL BE VOTED FOR ALL NOMINEES REFERRED TO IN PARAGRAPH (1) AND FOR THE PROPOSITION REFERRED TO IN PARAGRAPH (2).

The undersigned revokes any prior proxies to vote the shares covered by this Proxy.


-----------------------------
Signature


-----------------------------
Signature

Date:                      , 1998
     ---------------------

(This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.) PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This Proxy, when properly executed, will be voted in accordance with the directions given by the stockholder. If no direction is made, it will be voted FOR Proposals 1 and 2 and as the proxies deem advisable on such other matters as may come before the meeting.